SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. _)

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Definitive Information Statement

GL Beyond Income Fund

(Name of Registrant as Specified in Its Charter)

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80 Arkay Drive

Hauppauge, NY  11788

NOTICE OF ELECTION OF TRUSTEES BY WRITTEN CONSENT

Dear Shareholders:

As a shareholder of the GL Beyond Income Fund (the "Fund"), you are receiving this Information Statement regarding the election of two members of the Board of Trustees by written consent of shareholders representing a quorum and plurality of shares.

This statement is being sent to you for your information only; no action is required of you.

Sincerely,

Daniel J. Thibeault

President

November 1, 2013

GL BEYOND INCOME FUND

80 Arkay Drive

Hauppauge, NY  11788

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INFORMATION STATEMENT

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is furnished by the Board of Trustees (the "Board") of the GL BEYOND INCOME FUND (the "Fund" or "Trust"), a Delaware statutory trust.  This Information Statement is being sent to shareholders of the Fund on or about November 1, 2013.

The Investment Company Act of 1940 requires a certain percentage of the Trustees to have been elected by shareholders before the Board can appoint any new Trustee.  To make it easier to satisfy this requirement in the future, the Board of Trustees proposed to have shareholders elect two Trustees to their positions as such.  Their election was effective upon the written consent of shareholders of the Fund representing a quorum and a plurality of votes on October 24, 2013.  This Information Statement is being sent to shareholders of record as of October 24, 2013.

A copy of the Fund's most recent annual report, including financial statements and schedules, are available at no charge by sending a written request to the Fund, c/o Gemini Fund Services, LLC, 80 Arkay Drive, Hauppauge, NY 11788 or by calling the Fund toll-free at 1-855-754-7930.

ELECTION OF TRUSTEES

Mr. Daniel J. Thibeault is an "Incumbent Trustee," having been appointed by the Board in February 2013 to fill a vacancy on the Board.  However, he has not been elected by the shareholders of the Trust.  Mr. Jeffrey Wanic is a "Nominee Trustee" having been appointed by the Board in June 2013 to fill a vacancy on the Board, subject to shareholder approval.  The Board's Audit Committee (composed of Independent Trustees, as defined below) serves as an ad hoc Nominating Committee for the purpose of reviewing nominee qualifications and making recommendations to the Board.  The Investment Company Act of 1940, as amended, (the "1940 Act") requires a certain percentage of the Trustees to have been elected by shareholders and that those elections occur before the Board can appoint new any Trustees to fill vacancies or expand the Board. To properly seat the Nominee Trustee, to elect the Incumbent Trustee and to facilitate future compliance with the requirements of the 1940 Act, the Board of Trustees sought and received shareholder ratification by written consent of shareholders of the Fund representing a quorum and a plurality of votes on October 24, 2013, of the appointment of Mr. Thibeault and Mr. Wanic as Trustees.

Mr. Thibeault is the only interested person Trustee of the Trust as that term is defined in Section 2(a)(19) of the 1940 Act (the "Interested Trustee") and Mr. Wanic serves as a non-interested person Trustee of the Trust as that term is defined in Section 2(a)(19) of the 1940 Act ("Independent Trustee").

Information about the Incumbent Trustee and Nominee Trustee

Incumbent Interested Trustee

Below is information about the Incumbent Interested Trustee and the attributes that qualify him to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee's qualifications, but that the experience and background of Mr. Thibeault make him highly qualified.

Daniel J. Thibeault is an Interested Trustee by virtue of his position as an officer of the Trust (President) and because of his indirect controlling interest in the Fund's adviser (GL Capital Partners, LLC).  Generally, the Trust believes that each Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.  Mr. Thibeault has over a decade of experience in the financial services industry.  He has served as Managing Director of the Fund's adviser, assisting in the execution of investment strategies and marketing, since it was formed in November 2011.  Additionally, he serves as President and CEO of Graduate Leverage, LLC, where he directs marketing and investment strategy and investment selection, a position held since 2003.  Additionally, he has served as an executive in the fixed income group at Goldman Sachs and in GE Capital's Private Equity group, where he conducted strategic investments for the firm.  Mr. Thibeault holds an undergraduate degree from Dartmouth College and an MBA from Harvard

Business School.  He was instrumental in the creation and launch of the Fund and his knowledge of the instruments in which the Fund may invest are key to the Board's oversight of the Fund's investment activities.

Nominee Independent Trustee

Below is information about the Nominee Independent Trustee and the attributes that qualify him to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee's qualifications, but that the experience and background of the Nominee Independent Trustee makes him highly qualified.

Mr. Jeffrey Wanic possesses what the Board feels are unique experiences, qualifications and skills valuable to the Trust.  Generally, the Trust believes that each Trustee is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.  Mr. Wanic currently serves as President of Sustainable Pavement Technologies, a Houston, Texas-based enterprise focused on recycling of asphalt shingles for pavement and other purposes.  Mr. Wanic also co-founded Graduate Leverage, LLC in 2003 and served in various capacities until 2007.  Prior to his experience with Graduate Leverage, Mr. Wanic was a business development executive with Dow Chemical for over 6 years, serving in the chemical and pharmacuetical areas.  He also has experience in the operations area for paper products manufacturing.  Generally, the Board believes his years of hands-on business experience will allow him to make a valuable contribution to the Board.  Additionally, Mr. Wanic holds an MBA from Harvard Business School, and a Bachelor of Science degree in chemical engineering from Michigan Technological University.  The Board believes Mr. Wanic's experience and expertise as a business executive, including his expertise in regulatory issues, adds depth and understanding to its consideration of the Trustee's obligations to the Trust and shareholders.

Additional information about the Incumbent Trustees, Nominee Trustee and Trust officers, including their address (unless otherwise noted, the address of each Trustee and Officer is 80 Arkay Drive, Hauppauge, NY 11788), age, principal occupation, and other directorships held during the past five years, is set forth in the following tables.

Incumbent Interested Trustee

Address Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Daniel J. Thibeault*** Born in 1974	Trustee, Chairman and President since February 2013	President and CEO of Graduate Leverage, LLC (financial services) since 2003.	1	None

* The term of office for each Trustee listed above will continue indefinitely.

** The term "Fund Complex" refers to the GL Beyond Income Fund.

*** Mr. Thibeault is an interested Trustee because of his controlling interest in the Fund's adviser and he is also an officer (President) of the Fund.

Nominee Independent Trustee

Address Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Jeffrey Wanic Born in 1973	Trustee since October 2013	President, Sustainable Pavement Technologies, 2007 to present.	1	None

Independent Trustees

Address Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Stephen M. Kezirian Born in 1973	Trustee since January, 2012	Chief Executive Officer, IBEX Global Solutions (2011 to present) Chief Operating Officer, Cantor Gaming (2010 to 2011); General Manager/Vice-President-Telesales, Sprint Nextel Corporation (2004 to 2009).	1	Multiband Corporation (August 2012 to present); Proginet Corporation (September 2008 to September 2012)
Matthew D. Shevlin Born in 1977	Trustee since January, 2012	Vice-President, Deutsche Bank (2007 to April 2012) Vice-President, Walker & Dunlop (April 2012 to Present).	1	None

Trust Officers

Name Address Year of Birth	Position/Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee During Last 5 Years
Jay S. Bosse Born in 1977	Treasurer since March 2013	Senior Vice President, Fund & Portfolio Operations, GL Capital Partners, LLC, January 2013 to present; Amber Capital Investment	n/a	n/a

Management LP/Amber Capital UK LLP, Vice President-Operations Manager, Jan 2010 to Dec. 2012, Senior Associate, Jan. 2008 to Dec. 2009, Associate, May 2007 to Dec. 2007.
James Colantino Born in 1969	Assistant Treasurer, since January 2012	Vice President from 2004 to Present; Senior Fund Administrator from 1999 to 2004, Gemini Fund Services, LLC.	n/a	n/a
Kelly Calley Born in 1971	Secretary, since September 2013	Graduate Leverage, LLC (financial services); Director of the President's Office, 2013 to present, V.P. Client Services, 2009 to 2012, AVP Operations and Client Advisor 2005 to 2008.	n/a	n/a
William Kimme Born in 1963	Chief Compliance Officer and Anti-Money Laundering Officer, since January 2012	Compliance Officer of Northern Lights Compliance Services, LLC (since 2007); Vice President of Investment Support Services for Mutual of Omaha Companies (2002 – 2006).	n/a	n/a

* Officers are elected annually.

** The term "Fund Complex" refers to the GL Beyond Income Fund.

Trustee Ownership

The following table indicates the dollar range of equity securities that any Trustee or Nominee beneficially owned in the Fund as of October 7, 2013.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Daniel J. Thibeault	Over $100,000	Over $100,000
Stephen M. Kezirian	$50,001 - $100,000	$50,001 - $100,000
Matthew D. Shevlin	Over $100,000	Over $100,000

Jeffrey Wanic	None	None

Compensation

Prior to September 19, 2013, each Trustee who is not affiliated with the Trust or Adviser received a quarterly fee of $750 per quarterly meeting.  Subsequently, each Trustee who is not affiliated with the Trust or Adviser will receive an annual fee of $7,000.  None of the executive officers nor any Interested Trustee receive compensation from the Trust.

The table below details the amount of compensation the Trustees received from the Trust during the fiscal year ended January 31, 2013.  The Trust does not have a bonus, profit sharing, pension or retirement plan.

Name and Position	Aggregate Compensation From Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust Paid to Directors
Daniel J. Thibeault	None	None	None	None
Stephen M. Kezirian	$3,000	None	None	$3,000
Matthew D. Shevlin	$3,000	None	None	$3,000
Jeffrey Wanic	$0	None	None	$0

Board Leadership Structure

The Trust is led by Daniel J. Thibeault, who has served as the Chairman of the Board and President since February 2013.  Mr. Thibeault is an "interested person" as defined in the 1940 Act, by virtue of his controlling interest in the Fund's investment adviser and his position as President of the Trust.  The Board of Trustees is comprised of Mr. Thibeault and three other Trustees, none of whom are an interested person of the Trust, ("Independent Trustees").  The Independent Trustees have not selected a Lead Independent Trustee.  Additionally, under certain 1940 Act governance guidelines that apply to the Trust, the Independent Trustees will meet in executive session, at least quarterly.  Under the Trust's Agreement and Declaration of Trust and By-Laws, the Chairman of the Board/President is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, and, more generally, in-practice (c) execution and administration of Trust policies including (i) setting the agendas for Board meetings and (ii) providing information to Board members in advance of each Board meeting and between Board meetings.  Generally, the Trust believes it best to have a single leader who is seen by shareholders, business partners and other stakeholders as providing strong leadership.  The Trust believes that its Chairman/President together with the Audit Committee and the full Board of Trustees, provide effective leadership that is in the best interests of the Trust and Fund shareholders because of the Board's collective business acumen and understanding of the regulatory framework under which investment companies must operate.  The Board does not have an express attendance policy but expects that each Trustee will attend all Board and relevant committee meetings.  During the fiscal period ended January 31, 2013, the Board held four meetings.

Board Risk Oversight

The Board of Trustees is comprised of one interested person Trustee and three Independent Trustees with a standing independent Audit Committee with a separate chair.  The Audit Committee is composed of only Independent Trustees.  The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary.  The Audit Committee considers financial and reporting risk within its area of responsibilities.  Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Audit Committee

The Board has an Audit Committee that consists of all the Independent Trustees, each of whom is not an "interested person" of the Trust within the meaning of the 1940 Act. The Audit Committee's responsibilities include: (i) recommending to the Board the selection, retention or termination of the Trust's independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Trust's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust's independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor's independence; and (v) considering the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Trust's accounting and financial reporting policies and practices and internal controls.  The Audit Committee operates pursuant to an Audit Committee Charter. The Audit Committee is responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate.  The Audit Committee generally will not consider shareholder nominees for Trustee except to the extent required pursuant to rules under the Securities Exchange Act of 1934, in which case shareholders should submit nominations to the President of the Trust a reasonable amount of time prior to the relevant shareholders meeting.  The Audit Committee is also responsible for reviewing and setting Independent Trustee compensation from time to time when considered necessary or appropriate. The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the Fund's independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) or subsequently defined, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  During the fiscal period ended January 31, 2013, the Audit Committee held two meetings.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.  The Trust was organized as a Delaware statutory trust on October 11, 2011.  The Trust's principal office is located at c/o Gemini Fund Services, LLC, 80 Arkay Drive, Hauppauge, NY 11788, and its telephone number is 1-855-754-7930.  The Board of Trustees supervises the business activities of the Trust. Like other registered investment companies, the Trust retains various organizations to perform specialized services. The Trust retains GL Capital Partners, LLC as the investment adviser to the Trust.  Northern Lights Distributors, LLC (the "Distributor"), located at 17605 Wright Street, Omaha, NE  68130, is serving as the Fund's principal underwriter and acts as the distributor of the Fund's shares on a best efforts basis, subject to various conditions.  Gemini Fund Services, LLC, with principal offices located at 80 Arkay Drive, Hauppauge, NY 11788 and 17605 Wright Street, Omaha, NE  68130 provides the Trust with transfer agent, accounting, and administrative services.  The Fund has recently determined that, pursuant to Section 30(h) of the 1940 Act, its officers, Trustees and shareholders owning more than 10% of its shares are subject to certain reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended.  These persons are deemed to have failed to file certain forms disclosing their status and transactions in Fund shares (if any).  The Fund and these persons are in the process of remediating these filing deficiencies.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Trust, as of the "Record Date" used for shareholder consent (October 7, 2013), the beneficial owners of more than 5% of the outstanding shares of the Fund are listed in the following table. As of the Record Date, there were 2,512,295.41 shares outstanding and the Trustees and officers as a group owned 4% of the shares of the Fund.

Name and Address of Beneficial Owner	Shares	Percentage of Outstanding Shares of the Fund
Kevin Heneghan c/o Gemini Fund Services, LLC 17605 Wright Street, Suite 2 Omaha, NE 68130	564,949.44	22.5%

Shareholders owning more than 25% of the shares of the Trust are considered to "control" the Trust, as that term is defined under the 1940 Act.  Persons controlling the Trust can determine the outcome of any proposal submitted to the shareholders for approval.  As a result, the Trustees and officers as a group are not deemed to control the Trust.  As of the Record Date, no shareholder is deemed to control the Fund.  However, as of commencement of investment operations (March 23, 2012), the Fund was deemed to be controlled by Mr. Thibeault, who had indirect voting authority with respect to approximately 100% of the value of the outstanding interests in the Fund on such date.  However, as the Fund has grown in size, as of the Record Date, Mr. Thibeault had indirect voting authority with respect to less than 5% of the value of the outstanding interests in the Fund.

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered as of October 7, 2013.  While no meeting is being held with respect to election of Mr. Thibeault and Mr. Wanic, under the proxy rules of the Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust's Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust's proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act that must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to the Trust's Secretary.

COMMUNICATIONS WITH THE BOARD

The Trust's Board believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, a shareholder of the Trust wishing to communicate with the Board may do so in writing, signed by the shareholder and setting forth: (a) the name and address of the shareholder; (b) the number of shares of the Funds owned by the shareholder; and (c) if the shares are owned indirectly through a broker or other record owner, the name of the broker or other record owner. These communications should be addressed as follows: Secretary, GL Beyond Income Fund, 80 Arkay Drive, Hauppauge, NY 11788.

The Secretary of the Trust is responsible for collecting, reviewing, and organizing all properly-submitted shareholder communications. With respect to each properly-submitted shareholder communication, the Secretary, in most instances, either will: (i) provide a copy of the communication to the appropriate Committee of the Board or to the full Board at the Committee's or Board's next regularly-scheduled meeting; or (ii) if the Secretary determines that the communication requires more immediate attention, forward the communication to the appropriate Committee of the Board or to the full Board promptly after receipt.

The Secretary, in good faith, may determine that a shareholder communication should not be provided to the appropriate Committee of the Board or to the full Board because the communication: (i) does not reasonably relate to the Trust or the Trust's operations, management, activities, policies, service providers, Board of Trustees, or one of the Committees of the Board, officers, or shareholders, or other matters relating to an investment in the Trust; or (ii) is ministerial in nature (such as a request for Trust literature, share data, or financial information).

INFORMATION STATEMENT DELIVERY

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, write the Trust at c/o Gemini Fund Services, LLC, 80 Arkay Drive, Hauppauge, NY 11788, or call the Trust toll-free at 1-855-754-7930.